Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 10, 2012, is by and among OSI SYSTEMS, INC., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower (collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of October 15, 2010 (as amended by that certain First Amendment to Credit Agreement dated as of November 10, 2011, and by that certain Second Amendment to Credit Agreement dated as of December 15, 2011 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Definition of Consolidated Capital Expenditures. The definition of “Consolidated Capital Expenditures” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following to the last sentence thereof and making all appropriate grammatical changes thereto:

“or (c) capital expenditures related to the Borrower’s and its Subsidiaries’ projects with the Servicio de Administración Tributaria (SAT) (Mexico’s tax and customs authority) in an aggregate amount not to exceed $225,000,000 during the term of the SAT agreement; the parties acknowledge that the immediately preceding figure is a basket and this Agreement does not obligate the Borrower and its Subsidiaries to make capital expenditures in the specified amount, or in any other amount”.

1.2 Amendment to Section 2.1. Section 2.1(a) of the Credit Agreement is hereby amended by replacing “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)” with “FOUR HUNDRED TWENTY FIVE MILLION DOLLARS ($425,000,000)”.

1.3 Amendment to Section 2.3(a). Section 2.3(a) of the Credit Agreement is hereby amended by replacing “TWO HUNDRED MILLION DOLLARS ($200,000,000)” with “THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000)”.

1.4 Amendment to Section 5.12(c). Section 5.12(c) of the Credit Agreement is hereby amended by replacing “$5,000,000” referenced therein with “$50,000,000”.

1.5 Amendment to Section 6.1(c). Section 6.1(c)(iii) of the Credit Agreement is hereby amended by replacing “$20,000,000” referenced therein with “$50,000,000”.

1.6 Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.10 Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interest of such Person, (b) to make dividends or other distributions payable to the Credit Parties (directly or indirectly through its Subsidiaries) and (c) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 5.9 after giving effect to any such payment, (A) the Credit Parties may purchase shares (or the equivalent, or rights to acquire shares or the equivalent) held by directors, officers and employees of such Credit Party, (B) the Credit Parties may make regularly scheduled interest payments with respect to Subordinated Debt, (C) the Borrower may repurchase shares of its Equity Interests under the Borrower’s stock purchase program in an aggregate amount not to exceed $100,000,000 during the term of this Agreement as measured by the purchase price paid by the Borrower for such Equity Interests and (D) the Borrower may pay dividends and other distributions to its stockholders in an aggregate amount not to exceed $100,000,000 during the term of this Agreement; provided, however, that in the case of subclauses (C) and (D) above, after giving effect to any such repurchase, dividend or distribution (y) there shall be at least $35,000,000 of Revolver Availability and (z) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.0 on a Pro Forma Basis.

1.7 Incremental Revolving Facilities. For the avoidance of doubt, each of the parties hereto acknowledge and agree that this Amendment shall not operate to reduce the availability of Incremental Revolving Facilities pursuant to Section 2.1(f) of the Credit Agreement and the aggregate amount thereof shall remain in an amount of up to $100,000,000 in accordance with Section 2.1(f) of the Credit Agreement.

1.8 Revolving Committed Amount. In connection with the increase to the Revolving Committed Amount being provided on the Amendment Effective Date (as defined below), the Revolving Loans and Participation Interests outstanding on the Amendment Effective Date shall be refinanced with new Revolving Loans made by the Revolving Lenders on the Amendment Effective Date based on the Revolving Lender’s Commitment Percentage (after giving effect to this Amendment). The Borrower shall be responsible for any costs arising under Section 2.15 of the Credit Agreement resulting from such refinancing.

1.9. Joint Documentation Agents. JPMorgan Chase Bank, N.A. and Union Bank, N.A. are hereby added to the Credit Agreement as Joint Documentation Agents (along with U.S. Bank, N.A. and HSBC Bank USA, N.A.).

ARTICLE II

ADDITIONAL LENDER

2.1 Joinder. Upon execution of this Amendment, City National Bank (“City National”) shall be a party to the Credit Agreement and shall have all the rights and obligations of a Revolving Lender thereunder and under the Credit Documents. City National (a) represents and warrants that it is legally authorized to enter into the Amendment and the Credit Agreement, and the Amendment and the Credit Agreement are legal, valid and binding obligations of City National, enforceable against it in accordance with their respective terms; (b) confirms that it has received a copy of the Credit Agreement and all of the Exhibits and Schedules thereto, together with copies of the financial statements referred to in Section 3.1 of the Credit Agreement, the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Amendment and the Credit Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Lender. The Commitment Percentage of City National after giving effect to the Amendment shall be the percentage identified as its Commitment Percentage in the Lender Commitment Letter provided to City National by the Administrative Agent on April 10, 2012.

2.2. Credit Party Agreement. By execution of this Amendment, each of the Credit Parties agrees that, as of the Amendment Effective Date, City National shall (a) be a party to the Credit Agreement and the other Credit Documents, (b) be a “Revolving Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (c) have the rights and obligations of a Revolving Lender under the Credit Agreement and the other Credit Documents.

2.3 Notices. The applicable address, facsimile number and electronic mail address of City National for purposes of Section 9.2 of the Credit Agreement are as set forth in the administrative questionnaire delivered by City National to the Administrative Agent on or before the Amendment Effective Date or to such other address, facsimile number and electronic mail address as shall be designated by City National in a notice to the Administrative Agent.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by a duly authorized officer of each party hereto.

(b) Executed Lender Consents. Receipt by the Administrative Agent of executed lender consents, in substantially the form of Exhibit A attached hereto (each a “Lender Consent”), from the Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Lenders have been obtained.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

ARTICLE IV

MISCELLANEOUS

4.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit

Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6 Further Assurances. The Credit Parties agree to promptly take such reasonable action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12 General Release. In consideration of the Administrative Agent’s, on behalf of the Lenders, willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Lenders and the Administrative Agent’s and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.

4.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	OSI SYSTEMS, INC., a Delaware corporation

	By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

GUARANTORS:	FERSON TECHNOLOGIES, INC., a California corporation

	By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

OSI DEFENSE SYSTEMS, LLC, a Florida limited liability company

	By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

OSI ELECTRONICS, INC., a California corporation

	By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

OSI OPTOELECTRONICS, INC., a California corporation

	By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

RAPISCAN LABORATORIES, INC., a Delaware corporation

By:	/s/ Shiva Kumar
Name: Shiva Kumar
Title: President

RAPISCAN SYSTEMS, INC., a California corporation

By:	/s/ Deepak Chopra
Name: Deepak Chopra
Title: Chief Executive Officer

SPACELABS HEALTHCARE, INC., a Delaware corporation

By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

SPACELABS HEALTHCARE, L.L.C., a Washington limited liability company

By:	/s/ Nicholas Ong
Name: Nicholas Ong
Title: President

SPACELABS MEDICAL, INC., a Delaware corporation

By:	/s/ Alan Edrick
Name: Alan Edrick
Title: Chief Financial Officer

S2 GLOBAL, INC.,
a Delaware corporation

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: President

TSA SYSTEMS, LTD., a Colorado corporation

By:	/s/ Shiva Kumar
Name: Shiva Kumar
Title: President

OSI LASER DIODE, INC., a Delaware corporation

By:	/s/ Rollin Ball
Name: Rollin Ball
Title: President

RAPISCAN GOVERNMENT SERVICES, INC., a Delaware corporation

By:	/s/ Peter Kant
Name: Peter Kant
Title: President

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent on behalf of the Lenders

	By:	/s/ Thomas Sigurdson
Name: Thomas Sigurdson
Title: Vice President

EXHIBIT A

FORM OF

LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of October 15, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among OSI SYSTEMS, INC., a Delaware corporation (the “Borrower”), those certain Domestic Subsidiaries of the Borrower party thereto (collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Third Amendment to Credit Agreement, to be dated on or about April 10, 2012, by and among the Borrower, the Guarantors party thereto, and the Administrative Agent, on behalf of the Lenders (the “Amendment”) and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Credit Agreement.

Delivery of this Lender Consent by telecopy shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the             day of                     , 2012.

,

as a Lender

By:
Name:
Title: